                                                                  Execution Copy

================================================================================












                                 PXRE GROUP LTD.

                               (a Bermuda company)



                             2,200,000 Common Shares





                               PURCHASE AGREEMENT
















Dated: December 10, 2003

================================================================================

                                Table of Contents

                                                                                                           Page

SECTION 1. Representations and Warranties...................................................................2
     (a) Representations and Warranties by the Company......................................................2
            (i)   Compliance with Registration Requirements.................................................2
            (ii)   Incorporated Documents...................................................................3
            (iii)   Independent Accountants.................................................................3
            (iv)   Financial Statements.....................................................................4
            (v)   No Material Adverse Change in Business....................................................4
            (vi)   Good Standing of the Company.............................................................4
            (vii)   Good Standing of Subsidiaries...........................................................4
            (viii)   Capitalization.........................................................................5
            (ix)   Authorization of Agreement...............................................................5
            (x)   Authorization and Description of Securities...............................................5
            (xi)   Absence of Defaults and Conflicts........................................................5
            (xii)   Absence of Labor Dispute................................................................6
            (xiii)   Absence of Proceedings.................................................................6
            (xiv)   Accuracy of Exhibits....................................................................6
            (xv)   Possession of Intellectual Property......................................................6
            (xvi)   Absence of Manipulation.................................................................6
            (xvii)   Absence of Further Requirements........................................................7
            (xviii)   Possession of Licenses and Permits....................................................7
            (xix)   Title to Property.......................................................................7
            (xx)   Investment Company Act...................................................................8
            (xxi)   Internal Controls.......................................................................8
            (xxii)   Retrocessional and Reinsurance Arrangements............................................8
            (xxiii)   ERISA.................................................................................8
            (xxiv)   NSROs..................................................................................8
            (xxv)   Regulatory Reporting....................................................................9
            (xxvi)   Dividends..............................................................................9
            (xxvii)   Registration Rights...................................................................9
            (xxviii)   Absence of Stamp or Transfer Taxes...................................................9
            (xxix)   U.S. Tax Matters.......................................................................9
            (xxx)   Tax Matters in Jurisdictions other than the U.S........................................10
            (xxxi)   Tax Returns Filed and Taxes Paid......................................................10
            (xxxii)   Bermuda Status.......................................................................10
     (b) Representations and Warranties by the Selling Shareholder.........................................11
            (i)   Accurate Disclosure......................................................................11
            (ii)   Authorization of this Agreement.........................................................11
            (iii)   Authorization of Custody Agreement.....................................................11
            (iv)   Noncontravention........................................................................11
            (v)   Certificates Suitable for Transfer.......................................................12
            (vi)   Valid Title.............................................................................12
            (vii)   Delivery of Securities.................................................................12

                                                                                                           Page

            (viii)   Absence of Manipulation...............................................................12
            (ix)   Absence of Further Requirements.........................................................12
            (x)   Restriction on Sale of Securities........................................................13
            (xi)   No Association with NASD................................................................13
     (c) Officer's Certificates............................................................................13

SECTION 2. Sale and Delivery to Underwriters; Closing......................................................13
     (a) Initial Securities................................................................................13
     (b) Option Securities.................................................................................14
     (c) Payment...........................................................................................14
     (d) Denominations; Registration.......................................................................14

SECTION 3. Covenants of the Company........................................................................15

SECTION 4. Payment of Expenses.............................................................................17
     (a) Expenses..........................................................................................17
     (b) Expenses of the Selling Shareholder...............................................................17
     (c) Termination of Agreement..........................................................................18
     (d) Allocation of Expenses............................................................................18

SECTION 5. Conditions of Underwriters' Obligations.........................................................18
     (a) Effectiveness of Registration Statement...........................................................18
     (b) Opinions of Counsel for Company...................................................................18
     (c) Opinion of Counsel for the Selling Shareholder....................................................19
     (d) Opinion of Counsel for Underwriters...............................................................19
     (e) Officers' Certificate.............................................................................19
     (f) Certificate of Selling Shareholder................................................................19
     (g) Accountants' Comfort Letters......................................................................19
     (h) Bring-down Comfort Letters........................................................................19
     (i) Approval of Listing...............................................................................20
     (j) Lock-up Agreements................................................................................20
     (k) Maintenance of Rating.............................................................................20
     (l) Conditions to Purchase of Option Securities.......................................................20
     (m) Additional Documents..............................................................................21
     (n) Termination of Agreement..........................................................................21

SECTION 6. Indemnification.................................................................................21
     (a) Indemnification of Underwriters by the Company....................................................21
     (b) Indemnification of the Underwriters by the Selling Shareholder....................................22
     (c) Indemnification of Company, Directors and Officers and Selling Shareholder........................23
     (d) Actions against Parties; Notification.............................................................23
     (e) Settlement without Consent if Failure to Reimburse................................................23
     (f) Other Agreements with Respect to Indemnification..................................................23

                                                                                                           Page

SECTION 7. Contribution....................................................................................24

SECTION 8. Representations, Warranties and Agreements to Survive...........................................25

SECTION 9. Termination of Agreement........................................................................25
     (a) Termination; General..............................................................................25
     (b) Liabilities.......................................................................................25

SECTION 10. Default by One or More of the Underwriters.....................................................25

SECTION 11. Default by the Selling Shareholder or the Company..............................................26

SECTION 12. Tax Disclosure.................................................................................27

SECTION 13. Notices........................................................................................27

SECTION 14. Parties........................................................................................27

SECTION 15. Submission to Jurisdiction; Process Agent......................................................27

SECTION 16. Judgment Currency..............................................................................28

SECTION 17. GOVERNING LAW..................................................................................28

SECTION 18. TIME...........................................................................................28

SECTION 19. Counterparts...................................................................................28

SECTION 20. Effect of Headings.............................................................................28


SCHEDULE A - Underwriters
SCHEDULE B - Securities
SCHEDULE C - Pricing Information
SCHEDULE D - List of Subsidiaries
SCHEDULE E - List of Persons and Entities Subject to Lock-Up

EXHIBIT A-1 - Form of Opinion of Bruce Byrnes, Esq., General Counsel of PXRE Corporation and PXRE
              Reinsurance Company
EXHIBIT A-2 - Form of Opinion of Sidley Austin Brown & Wood LLP, special U.S. Counsel to the Company
EXHIBIT A-3 - Form of Opinion of Conyers Dill & Pearman, Special Bermuda Counsel to the Company
EXHIBIT A-4 - Form of Opinion of Chancery Chambers, Special Barbados Counsel to the Company
EXHIBIT B -   Form of Opinion of LeBoeuf, Lamb, Greene & Macrae, L.L.P., Counsel to the Selling Shareholders
EXHIBIT C -   Form of Lock-Up From Directors, Executive Officers and Certain Shareholders

                                 PXRE GROUP LTD.
                               (a Bermuda company)

                             2,200,000 Common Shares

                           (Par Value $1.00 Per Share)

                               PURCHASE AGREEMENT

                                                               December 10, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Credit Suisse First Boston LLC
Lazard Freres & Co. LLC
Fox-Pitt, Kelton Inc.
        as Representatives of the several Underwriters

c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         PXRE Group Ltd., a Bermuda company (the "Company"), and Phoenix Life Insurance Company, a New York life insurance company (the "Selling Shareholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston LLC, Lazard Freres & Co. LLC and Fox-Pitt, Kelton Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, par value $1.00 per share, of the Company ("Common Shares") set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 330,000 additional Common Shares to cover overallotments, if any. The aforesaid 2,200,000 Common Shares to be purchased by the Underwriters (the "Initial Securities") and all or any part of the 330,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-105589) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution and delivery of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution and delivery of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the execution and delivery of this Agreement.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to
         (A) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Forms T-1 under the Trust Indenture Act of the Trustees, the Property Trustee and the Guarantee Trustee.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Shares and the Company's preferred shares, par value $1.00 per share, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") is identified on Schedule D hereto, has been duly organized and is validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and, where applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding share capital or capital stock, as applicable, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock, as applicable, of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule D hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X.

                  (viii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding share capital, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of share capital, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its memorandum of association, bye-laws or other constitutional documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association, bye-laws or other constitutional documents of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to the stated contractual maturity of such indebtedness.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Significant Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement and the Prospectus), or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of any of them, would not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or other documents which are required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or so filed as required in order for the Registration Statement, the Prospectus and the documents incorporated by reference therein to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and/or the 1934 Act and the 1934 Act Regulations

                  (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to so own or so possess or to be so able to acquire such Intellectual Property would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such consents, approvals, authorizations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority.

                  (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such orders, certificates, registrations, qualifications, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws"), of each jurisdiction in which the conduct of their business as described in the Prospectus requires such licensing), except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification from any regulatory agency or body (including, without limitation, any insurance regulatory authority) or other governmental authority to the effect that any additional Governmental License is needed to be obtained by either the Company or any of its subsidiaries, except for such additional Governmental Licenses the failure to obtain which would not reasonably be expected to have a Material Adverse Effect.

                  (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries that is material to the business of the Company and its subsidiaries considered as one enterprise and good title to all other properties owned by them that are material to the business of the Company and its subsidiaries considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (a) for certain insurance trusts and properties subject to letters of credit, in each case entered into in the ordinary course of business of the Company and its subsidiaries, (b) such as are described in the Prospectus or (c) such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
         (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxii) Retrocessional and Reinsurance Arrangements. Except as disclosed in the Prospectus and the Registration Statement, all retrocessional and reinsurance treaties, contracts and arrangements material to the business or operations of the Company or its subsidiaries to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect; and none of the Company nor any of its subsidiaries has received any notice or otherwise has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xxiii) ERISA. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and such regulations and published interpretations thereunder. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Except as disclosed in the Registration Statement and the Prospectus, with respect to each plan as to which any of the Company and/or any of its subsidiaries may have any liability that is subject to Title IV of ERISA (but is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA), the assets of each such plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

                  (xxiv) NSROs. The Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries' securities or financial strength or claims-paying ability rating by any "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 463(g)(2) under the Securities Act.

                  (xxv) Regulatory Reporting. Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable laws (including Insurance Laws) of the United States and the various states thereof, Bermuda and each other jurisdiction applicable thereto, except where the failure, singly or in the aggregate, to file such return, report, document or information would not reasonably be expected to result in a Material Adverse Effect; and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable laws (including Insurance Laws) of the United States and the various states thereof, Bermuda and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.

                  (xxvi) Dividends. All dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars that may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court in Bermuda; other than as disclosed in the Registration Statement and the Prospectus, no regulatory agency or body (including, without limitation, any insurance regulatory authority) or other governmental authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its subsidiaries.

                  (xxvii) Registration Rights. Except as disclosed in the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxviii) Absence of Stamp or Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda governmental authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement.

                  (xxix) U.S. Tax Matters. Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading "Certain Tax Matters" and "Risk Factors", the Company has no reason to believe that either the Company or any of its subsidiaries is, and upon the sale of the Securities herein contemplated will be,
         (A) a "passive foreign investment company" as defined in Section 1297(a) of the Code, (B) a "foreign personal holding company" as defined in Section 552 of the Code, (C) a "controlled foreign corporation" as defined in Section 957 of the Code, (D) except for PXRE Corporation, PXRE Reinsurance Company, PXRE Solutions, Inc., PXRE Capital Trust I, PXRE Capital Trust II, PXRE Capital Trust III or PXRE Capital Trust IV (the "U.S. Subsidiaries") considered to be engaged in a trade or business within the United States for purposes of section 864(b) of the Code or (E) characterized as a "personal holding company" as defined in Section 542 of the Code; neither the Company nor any of its subsidiaries has taken, and neither has a plan or intention to take, directly or indirectly, any action that would or would be reasonably expected to cause or result in any shareholder of the Company having "related party insurance income" inclusions for U.S. federal income tax purposes as a result of being a shareholder of the Company.

                  (xxx) Tax Matters in Jurisdictions other than the U.S. Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading "Certain Tax Matters" and "Risk Factors", the Company has no reason to believe that either the Company or any of its subsidiaries is, and upon the sale of the Securities herein contemplated will be, (A) except for PXRE Ltd. (the "U.K. Subsidiary"), characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom under the tax law of any jurisdiction in the United Kingdom, (B) except for PXRE Reinsurance (Barbados) Ltd. (the "Barbados Subsidiary"), characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Barbados under the tax law of Barbados, or (C) except for PXRE Solutions S.A. and PXRE Reinsurance Company (the "Subsidiaries with Belgian Operations"), characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Belgium under the tax law of Belgium.

                  (xxxi) Tax Returns Filed and Taxes Paid. All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed (taking into account permitted extensions, if any) and any taxes, including without limitation any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or any of those currently payable without penalty or interest, in either case except to the extent that the failure to so file or pay would not reasonably be expected to result in a Material Adverse Effect and in either case other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (A) any of them was characterized as a "personal holding company" as defined in Section 542 of the Code, (B) any of them other than the U.S. Subsidiaries was characterized as engaged in a U.S. trade or business, (C) any of them other than the U.K. Subsidiary was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom, (D) any of them other than the Barbados Subsidiary was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Barbados, or (E) any of them other than the Subsidiaries with Belgian Operations was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Belgium; no deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' taxes is pending or, to the best of the Company's knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

                  (xxxii) Bermuda Status. Each of the Company and PXRE Reinsurance Ltd. has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption "Certain Tax Matters--Taxation of PXRE and Subsidiaries--Bermuda," and neither the Company nor PXRE Reinsurance Ltd. has received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government; the Bermuda Monetary Authority has designated the Company as non-resident for exchange control purposes and has granted permission for the issue and transfer of the Common Shares, subject to the condition that the Common Shares of the Company shall be listed on the New York Stock Exchange or any other appointed stock exchange; such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company is an "exempted company" under Bermuda law and has not conducted its business in a manner that is prohibited for "exempted companies" under Bermuda law; the Company has not received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Common Shares, or its status as an "exempted company."

         (b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

                  (i) Accurate Disclosure. The Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Registration Statement nor the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(b)(i) are limited to statements or omissions made in reliance on information furnished by or on behalf of the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which furnished information is referred to herein as the "Selling Shareholder Information" and consists exclusively of the biographical information with respect to Philip R. McLoughlin and Robert W. Fiondella contained or incorporated by reference therein (to the extent such information with respect to Mr. McLoughlin or Mr. Fiondella relates to a time when Mr. McLoughlin or Mr. Fiondella, as the case may be, was a director or employee of the Selling Shareholder, The Phoenix Companies, Inc. ("PNX") or any subsidiary of PNX), the information with respect to beneficial ownership by Mr. McLoughlin, Mr. Fiondella and the Selling Shareholder contained or incorporated by reference therein (to the extent such information with respect to Mr. McLoughlin or Mr. Fiondella relates to a time when Mr. McLoughlin or Mr. Fiondella, as the case may be, was a director or employee of the Selling Shareholder, PNX or any subsidiary of PNX) and the information about the Selling Shareholder under the caption "Selling Shareholder and Related Information" in the Prospectus. Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

                  (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

                  (iii) Authorization of Custody Agreement. The Custody Agreement, in the form heretofore furnished to the Representatives (the "Custody Agreement"), has been duly authorized, executed and delivered by the Selling Shareholder and is the valid and binding agreement of the Selling Shareholder.

                  (iv) Noncontravention. The execution and delivery of this Agreement and the Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

                  (v) Certificates Suitable for Transfer. The Securities to be sold by the Selling Shareholder pursuant to this Agreement will, at the Closing Time, be certificated securities in registered form and will not be held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). Certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed and effective instruments of transfer or assignment indorsed to the Underwriters or in blank with signatures guaranteed, will, prior to the Closing Time, have been placed in custody with American Stock Transfer & Trust Company (the "Custodian") with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                  (vi) Valid Title. The Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and the requisite corporate power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder.

                  (vii) Delivery of Securities. Upon the Underwriters' acquiring possession of stock certificates representing the Securities to be sold by the Selling Shareholder, effectively indorsed to the Underwriters or in blank, and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any adverse claim, within the meaning of Section 8-105 of the UCC, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of
         Section 8-102 of the UCC.

                  (viii) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities to be sold by the Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under insurance securities laws and (B) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority.

                  (x) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause
         (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Securities to be sold hereunder and (y) any Common Shares held or to be held in a separate account of the Selling Shareholder over which account the Selling Shareholder does not exercise investment power.

                  (xi) No Association with NASD. Except as previously disclosed in writing to Sidley Austin Brown & Wood LLP, counsel for the Company, and Simpson Thacher & Bartlett LLP, counsel for the Underwriters, neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 330,000 Common Shares, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

         Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, if and as applicable, and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

                  (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as may be required to complete the distribution of the Securities contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus (or the filing of a registration statement covering such issuances), (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or incorporated by reference in the Registration Statement as of the date hereof (or the filing of a registration statement covering such issuances or grants), (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan (or the filing of a registration statement covering such issuances).

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company and the Selling Shareholder will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, out-of-pocket expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that, except as set forth in this Section 4 and Sections 6, 7 and 9(b) hereof, the Underwriters shall pay all of their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of their counsel (except those reasonable fees and disbursements relating to qualification of the Securities under applicable state securities laws and the preparation of any Blue Sky Survey and any supplement thereto) and their travel expenses.

         (b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.

         (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to the sharing of such costs and expenses.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder that are required to be performed at or prior to Closing Time, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Opinions of Counsel for Company.

                  (i) At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Bruce Byrnes, Esq., General Counsel of PXRE Corporation and PXRE Reinsurance Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (ii) At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (iii) At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Conyers Dill & Pearman, special Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (iv) At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Chancery Chambers, special Barbados counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for the Selling Shareholder. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion and letter, each dated as of Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters in form and substance satisfactory to the Underwriters.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except for representations and warranties which by their express terms speak as of a different date or dates, which representations and warranties are true and correct as of such different date or dates), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

         (f) Certificate of Selling Shareholder. At Closing Time, the Representatives shall have received a certificate of a duly authorized officer of the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (g) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished by such person pursuant to subsection
(g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

         (k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's or any of its subsidiaries' securities or of the Company's or any of its subsidiaries' financial strength or claims paying ability by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company pursuant hereto shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
                           Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii)     Opinions of Counsel for Company.

                           (A) The opinion of Bruce Byrnes, Esq., General Counsel of PXRE Corporation and PXRE Reinsurance Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

                           (B) The opinion of Sidley Austin Brown & Wood LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

                           (C) The opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof.

                           (D) The opinion of Chancery Chambers, special Barbados counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof.

                  (iii) Opinion of Counsel for Underwriters. The opinion and letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, each dated such Date of Delivery, in form and substance satisfactory to the Underwriters.

                  (iv) Bring-down Comfort Letters. A letter from each of KPMG LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives by such person pursuant to
                           Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel selected by Merrill Lynch pursuant to Section 6(d) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its Affiliates, its selling agents or any person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act on account of any loss, liability, claim, damage or expense arising from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) in any case where such delivery is required by the 1933 Act if the Company has previously furnished, in a timely manner, copies thereof to such Underwriter in the quantities requested and the loss, liability, claim, damage or expense of such Underwriter, Affiliate, selling agent or person who so controls any Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus which the Company has sustained the burden of proving was corrected in the Prospectus (as then amended or supplemented).

         (b) Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 34 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to the Selling Shareholder Information.

         (c) Indemnification of Company, Directors and Officers and Selling Shareholder. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or
Section 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be so liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (x) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (y) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. Default by the Selling Shareholder or the Company.

         (a) If the Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder from liability, if any, in respect of such default.

         In the event of a default by the Selling Shareholder as referred to in this Section 11, each of the Representatives and the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Syndicate Department; notices to the Company shall be directed to it at PXRE Group Ltd., Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda, attention of Jeffrey L. Radke (fax:
(441) 296-6162); and notices to the Selling Shareholder shall be directed to Phoenix Life Insurance Company, One American Row, Hartford, Connecticut 06102, attention of Carole Masters, Esq. (fax: (860) 403-7203).

         SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. Submission to Jurisdiction; Process Agent. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and each Selling Shareholder irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         SECTION 16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency on the date the judgment currency is actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                          Very truly yours,

                                          PXRE GROUP LTD.

                                          By
                                            -----------------------------------
                                            Name:
                                            Title:

                                          PHOENIX LIFE INSURANCE COMPANY

                                          By
                                            -----------------------------------
                                            Name:
                                            Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

CREDIT SUISSE FIRST BOSTON LLC
LAZARD FRERES & CO. LLC
FOX-PITT, KELTON INC.


BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By
  -----------------------------------
          Authorized Signatory

         For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                  Number of
                                                                                                   Initial
         Name of Underwriter                                                                      Securities
         -------------------                                                                      ----------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated..................................................................       1,100,000

Credit Suisse First Boston LLC..............................................................         660,000

Lazard Freres & Co. LLC.....................................................................         220,000

Fox-Pitt, Kelton Inc........................................................................         120,000

Dowling & Partners Securities, LLC..........................................................         100,000
                                                                                                  ----------
Total                                                                                              2,200,000
                                                                                                  ==========


                                    Sch A-1

                                   SCHEDULE B

                                                  Number of Initial           Maximum Number of Option
                                                Securities to be Sold           Securities to Be Sold
                                                ---------------------           ---------------------
PXRE Group Ltd......................                  1,068,300                        330,000
Phoenix Life Insurance Company......                  1,131,700                          --
                                                      ---------                        -------

Total...............................                  2,200,000                        330,000
                                                      =========                        =======


                                    Sch B-1

                                   SCHEDULE C

                                 PXRE GROUP LTD.
                        2,200,000 Shares of Common Shares
                           (Par Value $1.00 Per Share)


         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $21.75.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $20.45, being an amount equal to the initial public offering price set forth above less $1.30 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch C-1

                                   SCHEDULE D

                              List of Subsidiaries


Significant Subsidiaries                                           Jurisdiction of Organization
------------------------                                           ----------------------------

PXRE Reinsurance (Barbados) Limited                                        Barbados
PXRE Reinsurance Company                                                   Connecticut
PXRE Corporation                                                           Delaware
PXRE Reinsurance Ltd.                                                      Bermuda


Other Subsidiaries (excluding subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a Significant Subsidiary)

None.


                                    Sch D-1

                                   SCHEDULE E

                 List of Persons and Entities Subject to Lock-Up


F. Sedgwick Browne
Bradley E. Cooper
Robert W. Fiondella
Susan S. Fleming
Franklin D. Haftl
Craig A. Huff
Wendy Luscombe
Philip R. McLoughlin
Gerald L. Radke
Robert M. Stavis

Michael J. Bleisnick
Bruce J. Byrnes
Gordon Forsyth, III
Guy D. Hengesbaugh
John M. Modin
Jeffrey L. Radke

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.
CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

RER REINSURANCE HOLDINGS, L.P.

RESERVOIR CAPITAL PARTNERS, L.P.
RESERVOIR CAPITAL MASTER FUND, L.P.

SAB CAPITAL PARTNERS, LP
SAB CAPITAL PARTNERS II, LP


                                    Sch E-1

                                                                     Exhibit A-1


                     FORM OF OPINION OF BRUCE BYRNES, ESQ.,
                       GENERAL COUNSEL OF PXRE CORPORATION
                          AND PXRE REINSURANCE COMPANY

         (i) To the best of my knowledge, the Company does not have any Significant Subsidiaries, except as identified on Schedule D to the Purchase Agreement; and to the best of my knowledge, the Company and each Significant Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

         (iii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement and the Prospectus) or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         (iv) To the best of my knowledge, there are no contracts or other documents which are required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or so filed as required in order for the Registration Statement, the Prospectus and the documents incorporated by reference therein to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and/or the 1934 Act and the 1934 Act Regulations.

         I have not independently checked the accuracy, completeness or fairness of, or otherwise verified, and accordingly am not passing upon, and take no responsibility for, the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus and the documents incorporated by reference therein. However, I have participated in conferences with officers and representatives of the Company, representatives for the independent public accountants of the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and no facts have come to my attention that cause me to believe either that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no belief or opinion with respect to the Statements of Eligibility and Qualifications on Forms T-1, financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom).

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-1-1

                                                                     Exhibit A-2


               FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP,
                       SPECIAL U.S. COUNSEL TO THE COMPANY

         (i) PXRE Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of PXRE Corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned, directly or indirectly, by PXRE Reinsurance (Barbados) Ltd; PXRE Reinsurance Company is validly existing as a corporation in good standing under the laws of Connecticut.

         (ii) The Company and its subsidiaries have all permits, licenses and authorizations necessary under any law or regulation of the United States, the State of New York, the General Corporation Law of the State of Delaware and the insurance laws and regulations of the State of Connecticut to conduct their business as described in the Prospectus, except for such permits, licenses and authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

         (iii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

         (iv) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto as of their respective effective or issue dates (other than the Statements of Eligibility and Qualification on Forms T-1, the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (v) The documents incorporated by reference in the Prospectus (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder.

         (vi) The descriptions in the Registration Statement of the contracts and other documents listed on Attachment I to this opinion are accurate in all material respects.

         (vii) The form of certificate used to evidence the Common Shares complies in all material respects with the requirements of the New York Stock Exchange.

         (viii) The information in the Prospectus under "Risk Factors--Risks Related to Regulation" and "Certain ERISA Considerations," in the Registration Statement under Item 15, and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under "Business--Regulation--United States," insofar as such information purports to describe or summarize legal matters, documents, statutes, regulations or proceedings referred to therein under the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware or the insurance laws of the State of Connecticut, are accurate descriptions or summaries in all material respects. We draw your attention, however, to the first sentence of the penultimate paragraph of this opinion letter.

                                     A-2-1

         (ix) The information in the Prospectus under "Risk Factors--Risks Related to Taxation," "Certain Tax Matters--Taxation of PXRE and Subsidiaries--United States" and "Certain Tax Matters--Taxation of Shareholders--United States," and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under "Business--Taxation of PXRE and its Subsidiaries--United States," to the extent that such information summarizes legal matters, legal proceedings, or legal conclusions, has been reviewed by us and, insofar as such information purports to describe or summarize the legal matters, documents, statutes, regulations, proceedings or conclusions referred to therein, are accurate descriptions or summaries in all material respects. We draw your attention, however, to the first sentence of the penultimate paragraph of this opinion letter.

         (x) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its U.S. Subsidiaries or any of their respective properties or assets is required under any law or regulation of the United States or of the State of New York, under the General Corporation Law of the State of Delaware or the insurance laws of the State of Connecticut for the execution, delivery and performance of the Purchase Agreement or the consummation of the transactions contemplated thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which we express no opinion) and (2) such as have been made or obtained under the 1933 Act or under the 1934 Act.

         (xi) The execution, delivery, and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan or other agreement, instrument, franchise, license or permit listed on Attachment II to this opinion (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect), or (B) violate or conflict with any provision of the Certificate of Incorporation, By-Laws or other organizational documents of PXRE Corporation, or any United States federal or New York statute, rule or regulation known by us to be generally applicable to similar transactions.

         (xii) The Company is not as of the date hereof, and will not after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus be, an "investment company," as such term is defined in the U.S. Investment Company Act of 1940, as amended.

         (xiii) Assuming that the submission to non-exclusive jurisdiction by the Company in the Purchase Agreement is valid and binding under Bermuda law, all claims against the Company regarding the Purchase Agreement or the transactions contemplated thereby may validly be brought before any U.S. federal or state court in the Borough of Manhattan, The City of New York, subject to the power of the United States federal courts to transfer actions pursuant to 28 U.S.C. Sect. 1404(a) and to dismiss actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding; provided, however, that we do not express any opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Purchase Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. Sect. 1332 does not exist.


                                     A-2-2

         (xiv) Any final and conclusive foreign country judgment (as is defined in Section 5301 of the New York Civil Practice Law and Rules (the "CPLR")) obtained against the Company in any of the foreign states (as defined in Section 5301 of the CPLR) mentioned in the Purchase Agreement and enforceable in such foreign state in respect of any sum of money payable by the Company under the Purchase Agreement would be recognized by the courts of the State of New York and U.S. federal courts sitting in diversity in the State of New York and is enforceable under New York law, without re-examination or re-litigation of the matters adjudicated, by an action on the judgment, a motion for summary judgment in lieu of complaint, or in a pending action by counterclaim, cross-claim or affirmative defense. However, a court of the State of New York, and a U.S. federal court sitting in diversity in the State of New York, may decline to recognize such judgment if there exist with respect to the judgment of, or the proceeding before, the court of such foreign state any of the conditions set forth in Section 5304 of the CPLR, and may stay proceedings under the circumstances provided in Section 5306 of the CPLR.

         In passing upon the form of the Registration Statement, the Prospectus and the documents incorporated by reference therein (other than the Statements of Eligibility and Qualifications on Forms T-1, the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) in paragraphs (iv) and
(v) above, we have necessarily assumed the accuracy and completeness of the statements included in the Registration Statement and the Prospectus and the documents incorporated by reference therein and we have not independently checked the accuracy, completeness or fairness of, or otherwise verified, and accordingly are not passing upon, and take no responsibility for, the accuracy, completeness or fairness of, such statements, except to the limited extent provided in paragraphs (viii) and (ix) above and except as such statements relate to us. However, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, as a result of such participation, no facts have come to our attention that cause us to believe either that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief or opinion with respect to the Statements of Eligibility and Qualifications on Forms T-1, or the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom).

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-2-3

                                                                     Exhibit A-3


                   FORM OF OPINION OF CONYERS DILL & PEARMAN,
                         BERMUDA COUNSEL TO THE COMPANY

         (i) Each of the Company and PXRE Bermuda are duly incorporated and validly existing under the laws of Bermuda in good standing (meaning that they have not failed to make any required filing with any Bermuda government authority or to pay any Bermuda government fee or tax which would make them liable to be struck off the register of companies maintained by the Registrar under the Act and thereby cease to exist under the laws of Bermuda).

         (ii) The Company has the necessary corporate power and authority to execute and file the Registration Statement under the Securities Act and to enter into and perform its obligations under the Agreement. Neither the execution and filing under the Securities Act of the Registration Statement by the Company, nor the execution and delivery of the Agreement and the performance by the Company of its obligations thereunder will violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda.

         (iii) The Company has taken all corporate action required to authorise its (i) execution, delivery and performance of the Agreement; and (ii) execution and filing of the Registration Statement with the Commission under the Securities Act. The Agreement has been duly authorised and executed by or on behalf of the Company and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms. The Registration Statement has been duly executed by or on behalf of the Company.

         (iv) No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required (i) to authorise or in connection with the execution and filing of the Registration Statement, or (ii) in connection with the sale of the Shares being delivered pursuant to the Agreement, or (iii) the execution, delivery, performance and enforcement of the Agreement, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

         (v) Each of the Company and PXRE Bermuda have the necessary corporate power and authority and all permits, licenses and authorisations required by Bermuda law to own or lease their properties and conduct their business as described in the Prospectus.

         (vi) The statements contained in the Prospectus under the captions referred to in Schedule 1 hereto (which schedule shall refer to all statements in the Prospectus or incorporated from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 relating to Bermuda law or the Constitutional Documents), insofar as such statements constitute a summary of the matters of Bermuda law as so referred therein, fairly represent a summary of the relevant Bermuda law or the Constitutional Documents and the PXRE Bermuda Constitutional Documents and fairly and accurately present the information set forth therein in all material respects.

         (vii) (a) The authorised capital of the Company is as set forth in the Prospectus.

               (b) All of the issued share capital of the Company at the date of the Company Register, including the Shares to be purchased by the Underwriters from the Selling Shareholder, was duly authorised, validly issued, and such shares of the Company were fully paid and non-assessable.

                                      A-3-1

               (c) The Shares to be purchased by the Underwriters from the Company have been duly authorised for issuance and sale to the Underwriters pursuant to the Agreement and, upon the issuance and delivery by the Company of such shares as contemplated by the Prospectus and the Agreement against payment therefor in accordance with the terms of issuance of such Shares set out in the Agreement, such Shares will be validly issued and will be fully paid and non-assessable. The Shares conform to the description thereof in the Prospectus.

               (d) The Company has no obligation (in the nature of the existence of a pre-emptive or similar right) to offer the Shares to any shareholder of the Company prior to or upon the sale of the Shares to the Underwriters pursuant to the Agreement.

         (viii) Based solely upon a copy of the PXRE Bermuda Register, the authorised share capital of PXRE Bermuda is US$120,000 dividend into 120,000 shares (of par value US$1.00 each) all of which are issued and outstanding as common shares and are fully paid and non-assessable and registered in the name of the Company.

         (ix) There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the delivery of the Shares to the Underwriters or any subsequent purchasers pursuant to the Agreement (assuming that such Underwriters or subsequent purchasers of the Shares are not resident in Bermuda for exchange control purposes). The Agreement is not subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Agreement.

         (x) There is no capital gains, income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Agreement.

         (xi) Neither of the Companies is entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings, whether to enforce the Agreement or otherwise in respect of the Companies and their respective property.

         (xii) None of the Underwriters will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of their execution, performance and/or enforcement of the Agreement.

         (xiii) It is not necessary or advisable in order for the Underwriters to enforce their rights under the Agreement, including the exercise of remedies thereunder, that they be licensed, qualified or otherwise entitled to carry on business in Bermuda.

         (xiv) It is not necessary or desirable to ensure the enforceability in Bermuda of the Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

         (xv) Consummation of the transactions contemplated by the Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth therein, will not constitute unlawful financial assistance by the Company under Bermuda law.

                                      A-3-2

         (xvi) Based solely upon the Constitutional Documents, the PXRE Bermuda Constitutional Documents and upon certified copies supplied to us by each of the Company and PXRE Bermuda of certain correspondence from the BMA, each of the Company and PXRE Bermuda has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends or other distributions which may be lawfully made by the Company under the Act and the Constitutional Documents and by PXRE Bermuda under the Act, the Insurance Act and the PXRE Bermuda Constitutional Documents) and is an "exempted company" under the Act.

         (xvii) The choice of the Foreign Laws as the governing law of the Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

         (xviii) The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

         (xix) Each of the Company and PXRE Bermuda has received an assurance from the Ministry of Finance that in the event of there being enacted in Bermuda any legislation imposing tax on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or PXRE Bermuda or any of its respective operations or its shares, debentures or other obligations until March 28, 2016.

         (xx) Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar at [ am/pm] on [ ], 2003 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [ am/pm] on [ ], 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A-3-3

                                                                     Exhibit A-4


      FORM OF OPINION OF CHANCERY CHAMBERS, BARBADOS COUNSEL TO THE COMPANY

         (i) PXRE Reinsurance (Barbados) Ltd. ("PXRE Barbados") has been duly incorporated and is validly existing as a company in good standing under the laws of Barbados, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (ii) PXRE Barbados is duly licensed under the Insurance Act of the laws of Barbados, and has all permits, licenses and authorisations necessary under the laws, rules and regulations of Barbados to conduct its insurance and reinsurance business as described in the Prospectus.

         (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in Barbados is required for the Company or any of its subsidiaries (other than PXRE Barbados), to conduct its insurance and reinsurance business as described in the Prospectus.

         (iv) All shares in the capital of PXRE Barbados have been duly and validly authorised and issued, are fully paid and non-assessable and are owned (directly and indirectly), by the Company. To the best of our knowledge, (a) all shares in the capital of PXRE Barbados are owned (directly and indirectly), by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (b) none of the outstanding shares in the capital of PXRE Barbados was issued in violation of any pre-emptive or similar rights of any shareholder of PXRE Barbados.

         (v) The information in the Prospectus under "Risk Factors--Risks Related to Regulation" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under "Business--Regulation--Barbados" and "Business--Taxation of PXRE and its Subsidiaries--Barbados", to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B


           FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.,
                       COUNSEL TO THE SELLING SHAREHOLDER

         (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any United States Federal or New York court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws or insurance securities laws, as to which we express no opinion) is necessary or required to be obtained by the Selling Shareholder for the performance by it of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities to be sold by the Selling Shareholder.

         (ii) The Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes the valid and binding agreement of Selling Shareholder.

         (iii) The Purchase Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

         (iv) The execution, delivery and performance of the Purchase Agreement and the Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and compliance by the Selling Shareholder with its obligations under the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Selling Shareholder and, to our knowledge without independent investigation, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Shareholder is a party or by which it may be bound or to which any of the property or assets of the Selling Shareholder may be subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholder or any law or administrative regulation of the United States or of the State of New York, or, to our knowledge without independent investigation, result in any violation of the provisions of any judgment or order or any administrative or court decree of any governmental agency or body of the United States or the State of New York having jurisdiction over the Selling Shareholder or any of its properties.

         (v) The Selling Shareholder has the requisite corporate power and authority to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder.

         (vi) Upon the Underwriters' acquiring possession of stock certificates representing the Securities to be sold by the Selling Shareholder, effectively indorsed to the Underwriters or in blank and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any adverse claim, within the meaning of Section 8-105 of the UCC, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Selling Shareholder and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C


               FORM OF LOCK-UP FROM DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN SHAREHOLDERS

                            ______________ ___, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
 Credit Suisse First Boston LLC
 Lazard Freres & Co. LLC
 Fox-Pitt, Kelton Inc.
    as Representatives of the several
    Underwriters to be named in the
    within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center
New York, New York  10080

Re: Proposed Public Offering by PXRE Group Ltd.

Dear Sirs:

         The undersigned, a shareholder and/or an officer and/or a director of PXRE Group Ltd., a Bermuda company (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston LLC, Lazard Freres & Co. LLC and Fox-Pitt, Kelton Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholder providing for the public offering of shares (the "Securities") of the Company's Common Shares, par value $1.00 per share (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") (it being understood that nothing herein shall prohibit an officer or director of the Company from participating in the filing by the Company of a registration statement where such filing is permitted by Section 3(j) of the Purchase Agreement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. If the undersigned is not, as of the date hereof, an officer and/or a director of the Company (A) the "Lock-Up Securities" of the undersigned shall exclude any Common Shares owned or acquired by the undersigned other than as a direct or indirect result of the conversion of preferred shares of the Company and (B) notwithstanding anything to the contrary in this agreement, there shall be no limitation on the ability of the undersigned to convert preferred shares into Common Shares, which Common Shares upon conversion shall remain subject to the terms of this agreement until the end of the 90-day period referred to above.

         Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restriction set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

                                           Very truly yours,



                                           Signature:
                                                     --------------------------

                                           Print Name:
                                                      -------------------------


                                      C-2